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                                                                  Exhibit 99

[UNITED STATIONERS LOGO]


                                         Kathleen S. Dvorak
                                         Sr. Vice President, Investor Relations
                                         and Financial Administration
                                                     or
                                         Eileen A. Kamerick
                                         Executive Vice President and
                                           Chief Financial Officer
                                         United Stationers Inc.
                                         (847) 699-5000

                                         FOR IMMEDIATE RELEASE


                    UNITED STATIONERS INC. REPORTS
                   PRELIMINARY FIRST QUARTER RESULTS

     DES PLAINES, Ill., March 15, 2001--United Stationers Inc. (NASDAQ: USTR) announced today that based upon preliminary financial results for the two months ended February 28, 2001, the Company currently expects sales and earnings for the first quarter of 2001 to be below the Company's previously stated goals of 6 to 9% organic sales growth and 15% growth in earnings per share. Sales for the two months ended February 28, 2001 were up 8.4%, reflecting modest growth in the core business as well as contributions from recent acquisitions. As a result of continued investments in building its logistics and fulfillment business, THE ORDER PEOPLE, and softness in its core business, the Company expects earnings per share for the first quarter to be in the range of $0.59 to $0.63, compared with $0.69 in the prior-year first quarter.

     Randall W. Larrimore, president and chief executive officer said, "For the first quarter ending March 31, 200l, the operating loss for THE ORDER PEOPLE will be in the range of $6.0 to $7.0 million. Excluding the operating loss associated with THE ORDER PEOPLE, the Company would expect to achieve growth in earnings per share over the first quarter of the prior-year."

     "We are confident that the long-term market opportunity for the fulfillment and Customer Relationship Management services offered by THE ORDER PEOPLE is significant. However, we are taking actions to lower the overall cost structure of THE ORDER PEOPLE to reflect our revised expectations relative to the timing of the revenue stream. We will continue to examine the cost structure to make further adjustments, as necessary. In addition, we are continuing to implement cost-reduction programs throughout the company. While the near-term is challenging, we remain optimistic about our long-term growth potential," concluded Larrimore.

United Stationers Inc., with 2000 sales of $3.9 billion, is North America's largest distributor of business products to resellers and provider of marketing and logistics services. Its integrated computer-based distribution system makes more than 40,000 items available to 20,000 resellers. United is able to ship products within 24 hours of order placement because of its 39 United Stationers Supply Co. regional distribution centers, 28 Lagasse distribution centers that serve the janitorial and sanitation industry, six Azerty distribution centers that serve computer supply resellers, three distribution centers that serve the Canadian marketplace and a distribution center serving clients of THE ORDER PEOPLE. Its focus on fulfillment excellence has given the company a 98% order fill rate, a 99.5% order accuracy rate, and a 99% on-time delivery rate. For more information, visit WWW.UNITEDSTATIONERS.COM.


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United Stationers Inc. Reports
Preliminary First Quarter Results
Page two of two

WITH THE EXCEPTION OF STATEMENTS ON HISTORICAL EVENTS, THE INFORMATION PRESENTED IN THIS NEWS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. THESE STATEMENTS INVOLVE RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THE INFORMATION PRESENTED HERE. THE RISKS AND UNCERTAINTIES AFFECTING THIS RELEASE INCLUDE, BUT ARE NOT LIMITED TO, ASSESSING THE MARKET POTENTIAL FOR THIRD-PARTY SERVICE PROVIDERS, THE TIMING OF REVENUE GENERATION, THE ABILITY OF THE COMPANY TO QUICKLY ADJUST THE COST STRUCTURE OF THE ORDER PEOPLE AND THE SUCCESS OF THE ORDER PEOPLE AND E-NITED, THE INTEGRATION OF ACQUISITIONS, CHANGES IN END-USERS' DEMANDS FOR BUSINESS PRODUCTS, CUSTOMER CREDIT RISK, THE EFFECTS OF FLUCTUATIONS IN MANUFACTURERS' PRICING, GENERAL ECONOMIC CONDITIONS, AND THE HIGHLY COMPETITIVE ENVIRONMENT IN WHICH THE COMPANY OPERATES. A DESCRIPTION OF THESE AND OTHER FACTORS THAT COULD AFFECT THE COMPANY'S BUSINESS ARE SET FORTH IN FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION INCLUDING THE COMPANY'S LATEST 10-K AND 10-Q. THE COMPANY'S SEC FILINGS ARE READILY AVAILABLE AT WWW.SEC.GOV.

The company's common stock trades on the Nasdaq National Market System under the symbol USTR and is included in the S&P SmallCap 600 Index.

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